As filed with the Securities and Exchange Commission on February 3, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   December 22, 2004

ENERGY EXPLORATION TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Province of Alberta	0–24027	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 700 Phoenix Place, 840–7th Avenue, S.W., Calgary, Alberta, Canada T2P 3G2
(Address of principal executive offices) (Zip Code)

SECTION  5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

(c) On December 8, 2004, Energy Exploration Technologies Inc. (the “Company”) appointed Ms. Jarmila (Mila) Manasek as Vice President – Finance. Ms. Manasek will act as the Company’s principal financial and principal accounting officer.

Ms. Manasek has approximately 25 years of experience in various accounting and finance positions with Canadian and international companies.

Since 1999, Ms. Manasek has worked on various international assignments for certain subsidiaries of Austin Powder Company based in Cleveland, Ohio. Her assignments included the following:

From March 2003 to October 2003, she was the Controller and IT Manager for Austin Powder GmbH, an explosives manufacturer located in St. Lambrecht, Austria that had been acquired by the Austin group in a receivership auction. From January 2002 to January 2003 she was retained as a consultant by the Austin group and worked on several projects involving Austin Detonator s.r.o. in Vsetin, Czech Republic and Austin Hellas (explosives manufacturer) in Kilkis, Greece.  From August 1999 to August 2001, Ms. Manasek served in the position of Vice-President, Finance and Information Technologies for Austin Detonator s.r.o., which is located in Vsetin, Czech Republic and manufactures detonators and initiation systems for industrial use.

Ms. Manasek spent her time from November 2003 to November 2004 travelling prior to accepting her current position with the Company.

Ms. Manasek graduated with degree in Economics and Management of International Trade at Prague School of Economics in Prague, Czech Republic in 1976 and obtained her CGA (Certified General Accountant) designation in Canada in 1987.

(d) On December 22, 2004, the Company’s Board of Directors named Mr. Brian Kohlhammer to the Board of Directors.

Mr. Kohlhammer is a Chartered Accountant with over eighteen years experience in financial management reporting including four years public accounting and fourteen years financial forecasting, analysis and reporting.

Since December 2004, Mr. Kohlhammer has been serving as Vice President of Financial and Chief Financial Officer for Delphi Energy Corp., a public junior oil company in Canada traded on the Toronto Stock Exchange and based in Calgary, Alberta. Mr. Kohlhammer reports to Delphi’s President and Chief Executive Officer.  From September 2001 to November 2004, Mr. Kohlhammer served as Vice President of Financial and Chief Financial Officer for Virtus Energy Ltd., a public junior oil and gas exploration and production company traded on the TSX Venture Exchange and based in Calgary, Alberta. From September 2000 to April 2001, Mr. Kohlhammer served as Vice President of Financial and Chief Financial Officer for Patchgear.com Inc., a Internet based B2B e commerce public company in the safety equipment sector that was located in Calgary, Alberta.

In 1985, Mr. Kohlhammer earned a Bachelor of Commerce – Accounting degree from the University of Saskatchewan and in 1990 he received his Chartered Accountant designation.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this  4th day of February 2005.

ENERGY EXPLORATION TECHNOLOGIES INC.

By:/s/ George Liszicasz

Name:

George Liszicasz

Title: President & Chief Executive Officer